Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-95005 and Form S-8 Nos. 333-57875 and 333-87127 of our report dated January 27, 2000, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999.



                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                              ERNST & YOUNG LLP

San Diego, California
March 27, 2000